Exhibit 10.2
ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made effective as of September 2, 2009 (the “Effective Date”), between EFS Haynesville, LLC, a Delaware limited liability company (“Assignor”), and Regency Haynesville Intrastate Gas LLC, a Delaware limited liability company (“Assignee”).  Assignor and Assignee are referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, each of Assignor and Assignee are general partners of RIGS Haynesville Partnership Co., a Delaware general partnership (the “Partnership”) and are parties to that certain Amended and Restated General Partnership Agreement of the Partnership dated as of March 17, 2009 (the “Partnership Agreement”); and

WHEREAS, Assignor desires to sell and transfer to Assignee, and Assignee desires to purchase from Assignor, 52,650 GP Units owned by Assignor (such 52,650 GP Units, the “Purchased Units”) in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Partnership Agreement.

2.
Assignment. Assignor hereby transfers, assigns, conveys and delivers to Assignee, effective as of the time Assignor actually receives the Purchase Price in accordance with Section 4 below, all of Assignor’s right, title and interest in and to the Purchased Units.  After taking into account such assignment of the Purchased Units to Assignee, Assignor retains and owns 73,850 GP Units (the “Retained Units”).

3.
Assumption.  Assignee hereby agrees to assume and fully perform (and protect, defend and indemnify Assignor from and against) all obligations and liabilities arising out of or related to the Purchased Units under the Partnership Agreement on and after the Effective Date.

4.
Purchase Price.  Simultaneously with the execution and delivery of this Agreement, Assignee shall pay to Assignor an amount equal to $63,000,000 (the “Purchase Price”) in exchange for the Purchased Units.  The Purchase Price shall be paid to Assignor in immediately available funds pursuant to the wire instructions set forth on Exhibit A attached hereto.

5.
GP Unit Certificates.  Promptly following the execution and delivery of this Agreement and Assignor’s receipt of the Purchase Price in accordance with Section 4, each Party shall instruct the Partnership to (a) issue to Assignee a GP Unit certificate evidencing Assignee as the holder of the Purchased Units and (b) issue to Assignor a new GP Unit certificate evidencing Assignor as the holder of the Retained Units.  Assignor agrees to surrender to the Partnership its GP Unit certificate representing 126,500 GP Units against delivery to Assignor of a GP Unit certificate (issued to and in the name of Assignor and representing the Retained Units) properly executed and delivered by the Partnership.

6.	Representations and Warranties.

(a)	Representations and Warranties of Each Party. Each Party hereby represents and warrants to other Party as follows as of the Effective Date:

(i)
Organization; Existence and Good Standing.  Such Party is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate the properties and assets it currently owns, leases and operates and to carry on its business as such business is currently conducted.

(ii)
Authority; Enforceability.  Such Party has the full limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by such Party and the consummation of the transactions contemplated hereby, have been duly and validly authorized by such Party and no other limited liability company proceedings on the part of such Party are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement is duly executed and delivered by such Party and, assuming the due authorization, execution and delivery by the other Party, this Agreement is the valid and binding agreement of such Party, and is enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)
No Violation; Consents and Approvals.  The execution, delivery and performance of this Agreement by such Party and the consummation by such Party of the transactions contemplated hereby do not (A) conflict with or violate any organizational document of such Party; (B) constitute a default (or an event that with notice or lapse of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without notice, lapse of time or both) under any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which such Party is a party or by which any of its assets is bound, except to the extent that such default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a material adverse effect on the ability of such Party to perform its obligations under this Agreement; or (iii) violate or breach any Law applicable to such Party.  No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the consummation by such Party of the transactions contemplated by this Agreement.

(iv)	HSR. Such Party is not required to make any filing under the HSR Act in connection with the transactions contemplated by this Agreement.

(b)
Additional Representations and Warranties of Assignor.  Assignor hereby represents and warrants to Assignee that, as of immediately prior to the execution and delivery of this Agreement, (i) Assignor owned the Purchased Units, free and clear of any liens or encumbrances arising by, through or under Assignor but not otherwise, except (A) any liens or encumbrances imposed or created under the Partnership Agreement and (B) any restrictions under any applicable Law (including any applicable securities Law), and (ii) except as set forth in the Partnership Agreement, Assignor is not party to any (A) option, warrant, purchase right or other contract or commitment (other than this Agreement) that would require Assignor to sell, transfer or otherwise dispose of the Purchased Units, or (B) any voting trust, proxy or other agreement or understanding with respect to the voting of the Purchased Units.

(c)
Additional Representations and Warranties of Assignee.  Without limiting the generality of any other representation or warranty of Assignee set forth in this Agreement, Assignee hereby represents and warrants to Assignor that (i) this Agreement and the transactions contemplated hereby have been duly and validly approved by the conflicts committee (composed of independent directors) of Regency Energy Partners LP, and (ii) Assignee is capable of fully evaluating (including as a result of an affiliate of Assignee serving as operator of the Partnership’s business and assets) and Assignee has fully evaluated the business, assets, operations and liabilities of the Partnership in connection with Assignee’s election to purchase the Purchased Units hereunder and Assignee has not in any respect relied on Assignor, directly or indirectly, in connection with such evaluation and election by Assignee.

7.
Disclaimer of Additional Representations and Warranties.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, ASSIGNEE ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF ASSIGNOR SET FORTH IN SECTION 6, (a) ASSIGNEE IS ACQUIRING THE PURCHASED UNITS “AS IS, WHERE IS, WITH ALL FAULTS” AND (b) ASSIGNOR EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE PURCHASED UNITS AND THE ASSETS OR THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PARTNERSHIP.

8.	Partnership Agreement Matters.

(a)	To the extent required under the Partnership Agreement, Assignee hereby agrees to execute and deliver to Assignor an Adoption Agreement promptly upon request by Assignor or the Partnership.

(b)
Each Party hereby acknowledges and agrees that the Partnership, with the approval of the Management Committee, has waived the requirement set forth in Section 6(b) of Exhibit D of the Partnership Agreement with respect to the transfer of the Purchased Units pursuant to this Agreement.

(c)
Promptly following the execution and delivery of this Agreement, the Parties shall cause the Management Committee to amend Schedule 1 to the Partnership Agreement to reflect the transfer of the Purchased Units to Assignee pursuant to this Agreement and the retention by Assignor of the Retained Units.

(d)
After the Effective Date, from or with respect to the proceeds of any distributions received or receivable by Assignee from the Partnership pursuant to Section 6.1 of the Partnership Agreement, Assignee shall promptly pay (or shall cause the Partnership to distribute) to Assignor the portion of such distributions attributable to the Purchased Units until Assignor has received hereunder an aggregate amount equal to Assignee’s pro-rata share of the Available Cash attributable to the Purchased Units as of the end of the calendar quarter which includes the Effective Date (which pro-rata share shall be based on the ratio of (i) the total number of days commencing on the first date of such calendar quarter and ending on the Effective Date to (ii) the total number of days in such calendar quarter); provided, that for such purposes Available Cash shall be determined by reference to the lesser of (x) the reserves proposed by Assignee and Assignor in good faith to the Management Committee in the determination of Available Cash as of the end of such calendar quarter, or (y) the reserves determined by the Management Committee to be applicable in the determination of Available Cash as of the end of such calendar quarter.

9.	Miscellaneous.

(a)	Binding Effect. This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

(b)
No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other Person or confer upon any other Person any benefits, rights or remedies and no Person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

(c)
Applicable Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.  A PARTY MAY BRING AN ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT, IF AT ALL, ONLY IN A FEDERAL OR STATE COURT OF COMPETENT JURISDICTION IN WILMINGTON, DELAWARE.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON-CONVENIENCE, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF SUCH ACTION OR PROCEEDING IN ANY SUCH RESPECTIVE JURISDICTION.

(d)
Severability.  If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby.  Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

(e)	Amendment or Modification. This Agreement may be amended, modified or supplemented from time to time only by a written agreement executed by both Parties.

(f)	Assignment. No Party shall have the right to assign its obligations under this Agreement without the prior written consent of the other Party.

(g)
Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if both Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a Party shall be equally as effective as delivery of a manually executed counterpart by such Party.

(h)
No Recourse.  For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any directors, members, managers, stockholders, owners, officers, partners, employees, agents, consultants, attorneys or representatives of any Party.

(i)
Entire Agreement; Supersedure.  This Agreement supersedes all previous understandings or agreements between the Parties, whether oral or written, with respect to the subject matter hereof other than the Partnership Agreement.  This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof.  No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the Effective Date.

(j)
Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

(k)
Reliance on Counsel.  Each Party agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement, and that it has executed the same upon the advice of such independent counsel.  Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation.  Therefore, the Parties waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(l)
Headings; References; Interpretation.  In this Agreement, unless a clear contrary intention appears (i) the singular includes the plural and vice versa; (ii) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (iv) reference to any Section means such Section of this Agreement; (v) “hereunder”, “hereof”, “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision hereof; (vi) the word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation and (vii) all references to money refer to the lawful currency of the United States.  Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

Signature Page Follows

IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be duly executed as of the Effective Date.

ASSIGNOR:

EFS HAYNESVILLE, LLC

By:  EFS Equity Holdings, LLC, its Managing Member

By:  Aircraft Services Corporation, its Managing Member

By:
Name:
Title:

ASSIGNEE:

REGENCY HAYNESVILLE INTRASTATE GAS LLC

By:  Regency Gas Services LP, its sole member

By:  Regency OLP GP LLC, its general partner

By:
Name:
Title: